Exhibit 4.30

EXECUTION COPY

SUPPLEMENTAL ACCOUNT PLEDGE AGREEMENT

DATED 4 FEBRUARY 2010

between

KABEL DEUTSCHLAND VERTRIEB UND SERVICE GMBH & CO. KG

as Pledgor

and

THE ROYAL BANK OF SCOTLAND PLC

as Security Agent

and

THE OTHER FINANCE PARTIES

Frankfurt

CONTENTS

1.	Interpretation	2
2.	Pledges	11
3.	Independent Pledges	11
4.	Security Purpose	12
5.	The Pledgor’s Right	12
6.	The Pledgees’ Right of Realisation	12
7.	Undertakings	13
8.	Release of Security	15
9.	Waiver of Defences	15
10.	Indemnity	15
11.	Duration and Independence	15
12.	Costs and Expenses	16
13.	Partial Invalidity	16
14.	Amendments	16
15.	Notices and their Language	16
16.	Applicable Law; Jurisdiction	17

Signatories		18

THIS SUPPLEMENTAL ACCOUNT PLEDGE AGREEMENT (the Agreement) is made on 4 February 2010

BETWEEN:

(1)	KABEL DEUTSCHLAND VERTRIEB UND SERVICE GMBH & CO. KG, a limited partnership (Kommanditgesellschaft) organised under the laws of Germany, having its corporate seat in Unterföhring (Landkreis München), Germany, which is registered in the commercial register (Handelsregister) at the local court (Amtsgericht) of Munich under registration number HRA 83902,

(the Pledgor)

on one side;

(2)	THE ROYAL BANK OF SCOTLAND PLC, NIEDERLASSUNG FRANKFURT, a public limited company, having its registered office at: 36 St. Andrew Square, EH2 2YB Edinburgh, Scotland, incorporated under the laws of Scotland and being registered with the Companies House under registration number SC 090312, acting through its Frankfurt Branch having its business address at: Junghofstrasse 22, 60311 Frankfurt am Main, Germany, and being registered with the commercial register of the local court of Frankfurt a.M. under registration number HRB 49147,

(the Security Agent); and

(3)	the other FINANCE PARTIES as defined in Clause 1.1 below,

on the other side.

The Security Agent and each Original Finance Party (as defined below) are hereinafter referred to individually as an Original Pledgee and together as the Original Pledgees.

The Pledgor and the Pledgees (as defined below) are hereinafter collectively referred to as the Parties.

WHEREAS:

(A)	The Lenders (as defined below) have consented to an amendment to the Credit Agreement (as defined below) contemplated by an amendment letter entered into on 1 February 2010 (the Credit Agreement Amendment Letter) between, amongst others, Kabel Deutschland GmbH and The Royal Bank of Scotland plc as facility agent pursuant to which the Credit Agreement (as defined below) has been amended and supplemented.

(B)	The Security Agent is the joint and several creditor (together with, inter alia, any and all of the Finance Parties (as defined below) of each and every payment obligation of any Obligor (as defined below) towards each and any of, inter alia, the Finance Parties (as defined below) under the Finance Documents (as defined below) and accordingly the Security Agent will have its own independent right to demand performance by the relevant Obligor (as defined below) of those obligations when due (the Joint and Several Creditor Claim).

(C)	It is a condition to the Lenders consenting to the terms of, inter alia, the Credit Agreement Amendment Letter that the Pledgor enters into this Agreement.

IT IS AGREED as follows:

1.	INTERPRETATION

1.1	Definitions

In this Agreement:

Account Bank means each bank where an Account is held or all of them.

Accounts means the accounts listed in Schedule 1 (Pledged Accounts) hereto including any and all sub-accounts (Unterkonten) and any and all accounts which will be opened by the Pledgor after the date hereof.

Accounting Principles means accounting principles, policies, standards, bases and practices which, as at the date of the Credit Agreement, are in accordance with the German generally accepted accounting principles (Grundsätze ordnungsgemäßer Buchführung und Bilanzierung).

Acquisition means

(a)	any one or more acquisition by KDVS of assets comprising cable television networks and/or subscribers and/or related assets (and/or shares or equity interests in persons owning such assets (directly or indirectly)) from members of the Orion Group or from persons in which members of the Orion Group have a significant equity interest; and

(b)	any acquisition under the Tele Columbus/ewt SPA.

Additional Borrower means a member of the Group which becomes a borrower under the Credit Agreement after the date of this Agreement.

Additional Facility means an Add-On Facility or an External Facility.

Add-On Facility Accession Agreement means

(a)	the Tele Columbus/ewt Add-On Facility Accession Agreement;

(b)	any Add-on Facility Accession Agreement – Facility A1;

(c)	any Add-on Facility Accession Agreement – Facility C1; and

(d)	any other accession deed pursuant to which any person or entity accedes to the Credit Agreement as provider of an Add-On Facility.

Add-On Facility Accession Agreement – Facility A1 means each English law governed add-on facility accession agreement each dated 3 February 2010 between the Security Agent, certain persons or entities as lenders, KDG and KDVS pursuant to which the Facility A1 shall be made available.

Add-On Facility Accession Agreement – Facility C1 means each English law governed add-on facility accession agreement each dated 3 February 2010 between the Security Agent, certain persons or entities as lenders, KDG and KDVS pursuant to which Facility C1 shall be made available.

Add-On Facility means

(a)	the Facility A1;

(b)	the Facility C;

(c)	the Facility C1;

(d)	any loan facility which refinances any and all outstandings under the Facility B of the Credit Agreement; and

(e)	any other additional loan facility provided under the Credit Agreement which has Eligible Terms.

Add-On Facility Lender means:

(a)	an Original Add-On Facility Lender; or

(b)	any person or entity which has become a lender under an Add-On Facility.

Administrative Party means a Mandated Lead Arranger, the Facility Agent or the Security Agent.

Ancillary Facility means any facility or financial accommodation (including any overdraft, foreign exchange, guarantee, bonding, documentary or standby letter of credit, credit card or automated payments facility) established by a Lender in place of all or parts of its respective facility commitment.

Ancillary Facility Document means any document evidencing any Ancillary Facility.

Ancillary Lender means any lender providing for an Ancillary Facility.

Ancillary Outstandings means, at any time and with respect to any Ancillary Facility of any Ancillary Lender, the aggregate of all of the following amounts (as calculated by that Ancillary Lender) outstanding at that time under that Ancillary Facility:

(a)	all amounts of principal then outstanding under any overdraft, cheque drawing or other account facilities determined on a gross basis unless such facilities are made available on the basis of netting arrangements satisfactory to the Ancillary Lender in which case, such outstanding principal amounts shall be determined on the net debt basis used by that Ancillary Lender;

(b)	the maximum potential liability (excluding amounts stated to be in respect of interest and fees) under all guarantees, bonds and letters of credit then outstanding under that Ancillary Facility; and

(c)	in respect of any other facility or financial accommodation, such other amount (excluding interest and similar charges) as fairly represents the aggregate exposure of that Ancillary Lender under that facility or accommodation, as reasonably determined by that Ancillary Lender from time to time in accordance with its usual banking practice for facilities or accommodation of the relevant type.

BGB means the German Civil Code (Bürgerliches Gesetzbuch).

Borrower means KDVS or an Additional Borrower.

Business Day means a day (other than a Saturday or a Sunday) on which banks are open for general business in London and Frankfurt am Main and which is also a TARGET Day.

Commitment Letter means the commitment letter dated on or about the date of the Credit Agreement between the Mandated Lead Arrangers, the Original Lenders, KDG and KDVS.

Compliance Certificate means any compliance certificate issued or to be issued by any Obligor in connection with the Credit Agreement setting out the compliance with certain financial ratios and/or covenants.

Core Business means:

(a)	the provision of cable related services in Germany over the cable network of the Group and services ancillary thereto (for the avoidance of doubt including analogue television, digital television, telephony and internet access);

(b)	any other business carried on by the Group as at the date of the Credit Agreement; and

(c)	the provision of administrative and information technology services incidental to the businesses identified in paragraphs (a) and (b) above.

Credit Agreement means the senior credit agreement dated 13 March 2006, as amended and restated by an amendment letter dated 19 July 2007 and as further amended and supplemented by the Credit Agreement Amendment Letter, between, amongst others, the Mandated Lead Arrangers, the Facility Agent, the Security Agent, KDVS, KDG and the Original Lenders providing for EUR 1,475,000,000 senior credit facilities and up to EUR 2,275,000,000 Add-On Facilities.

Dormant Account means any and all account listed in Schedule 2 to this Agreement.

Eligible Terms means, in respect of any Additional Facility:

(a)	the final maturity date of that Additional Facility must be a date not earlier than falling at least six months after 31 March 2014 (except that the Facility A1 and Facility C1 and any revolving facility provided under and/or in connection with the Credit Agreement may have a maturity date of 31 March 2014);

(b)	there must be no amortisation required in respect of that Additional Facility;

(c)	subject to paragraph (d) below, that Additional Facility must be a term facility (which, in the case of an External Facility, may include notes, bonds or any other term credit arrangement which is not capable, by its terms, of being repaid or prepaid and redrawn before the date falling at least six months after 31 March 2012 (it being acknowledged that such arrangement may have customary change of control, voluntary prepayment, asset sale and similar prepayment provisions)); and

(d)	the purpose must be to fund a Permitted Acquisition or to refinance all or part of any facility (including without limitation the Facility B) or to replace any commitment under the Credit Agreement, and for the avoidance of any doubt, an Additional Facility which refinances the Facility B or replaces a commitment in relation to the Facility B may be a revolving facility;

(e)	(in the case of an Additional Facility the purpose of which is to fund a Permitted Acquisition) the principal amount of that Additional Facility (together with the principal amount of all other Additional Facilities) may not exceed the maximum amount which, if fully utilised on the date of completion of the relevant Permitted Acquisition, would not result in any breach of certain financial covenant ratios;

(f)	the liabilities of the obligors thereunder are to be treated and rank as a senior debt under the Priority Agreement and to have the benefit of all relevant Security Documents (whether through execution of new documents or amendment to existing documents) or (in each case) to have such lower ranking as is agreed by all the lenders of that Additional Facility. For these purposes relevant Security Documents means Security Documents comprising the same assets and shares comprised in Security Documents executed prior to the establishment of that Additional Facility, it being acknowledged that prior-ranking Security Documents will remain in place (with the proceeds of enforcement of all Security Documents subject to the sharing provisions of the Priority Agreement).

Escaline means Escaline S.à r.l., a limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg, having its business address at: 46A, Avenue John F. Kennedy, Luxembourg and being registered with the Luxembourg trade register under registration number B 111 789.

Euro, euro, EUR or € means the single European currency introduced 1 January 1999.

Existing Pledge Agreement means the account pledge agreement dated 12 May 2006 between, amongst others, the Pledgor and the Security Agent and others as pledgees.

External Facility means any credit agreement which has Eligible Terms.

Event of Default means an event of default under any of the Finance Documents, which entitles the Facility Agent to declare that all or part of any amounts outstanding under the Finance Documents or any of them are immediately due and payable, or payable on demand.

Facility Agent means The Royal Bank of Scotland plc, Niederlassung Frankurt, a public limited company, having its registered office at: 36 St. Andrew Square, EH2 2YB Edinburgh, Scotland, incorporated under the laws of Scotland and being registered with the Companies House under registration number SC 090312, acting through its Frankfurt Branch having its business address at: Junghofstrasse 22, 60311 Frankfurt am Main, Germany, and being registered with the commercial register of the local court of Frankfurt a.M. under registration number HRB 49147.

Facility A is a term loan facility made available under the terms of the Credit Agreement.

Facility A1 means the English law governed up to EUR 1,150,000,000 term loan facility made or to be made available to KDVS and/or KDG as an add-on facility under the Credit Agreement for the purposes of, inter alia, repaying any and all outstandings under the Facility A.

Facility B is a revolving credit facility made available under the terms of the Credit Agreement.

Facility C means the English law governed EUR 650,000,000 term loan facility made or to be made available to KDVS for the purposes of paying any of its payment obligations in connection with the Acquisition.

Facility C1 means the English law governed up to EUR 650,000,000 term loan facility made or to be made available to KDVS and/or KDG as an add-on facility under the Credit Agreement for the purposes of, inter alia, repaying any and all outstandings under Facility C.

Fee Letter means any letter entered into by reference to the Credit Agreement between one or more Administrative Parties and an Obligor setting out the amount of certain fees which are payable, inter alia, in relation to the Credit Agreement.

Finance Document means:

(a)	the Credit Agreement;

(b)	the Commitment Letter;

(c)	a Fee Letter;

(d)	an Obligor Accession Deed;

(e)	a Transfer Certificate;

(f)	an Ancillary Facility Document;

(g)	the Hedging Letter;

(h)	an Add-On Facility Accession Agreement;

(i)	a Hedging Document;

(j)	a Security Document;

(k)	the Priority Agreement;

(l)	a Compliance Certificate;

(m)	a Request; and

(n)	any other document designated as such by the Facility Agent and KDG.

Finance Party means an Administrative Party, an Underwriter, a Lender or a Hedging Bank.

Future Pledgee means any person that becomes a party to any Finance Document as a Finance Party after the date of this Agreement.

Germany means the Federal Republic of Germany.

Group means KDG and its Subsidiaries (but excluding any Unrestricted Subsidiary).

Hedging Letter means a letter dated on or about the original date of the Credit Agreement between KDG, the Mandated Lead Arrangers and the Facility Agent relating to the interest and currency hedging to be effected by the Group and any other letter designated as such by KDG and the Facility Agent which amends or supplements the terms of that letter.

Hedging means any interest rate or currency swap, derivative transaction or hedging facility.

Hedging Bank means:

(a)	each Original Hedging Bank; or

(b)	each party (other than an Obligor) which shall at any relevant time be or become a party to any Hedging Document.

Hedging Document means

(a)	each master agreement, confirmation or other document evidencing any Hedging provided by a Hedging Bank to an Obligor; or

(b)	otherwise entered into on the basis that under the terms of the Finance Documents any party to such document (other than an Obligor) in such regard becomes entitled to the benefit of, among other things, any security interest created under this Agreement.

KDG means Kabel Deutschland GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) incorporated under the laws of Germany, having its corporate seat in Unterföhring (Landkreis München), Germany, which is registered in the Commercial Register (Handelsregister) at the Local Court (Amtsgericht) of Munich under registration number HRB 145837.

KDG Merger means a merger (whether by way of statutory merger, collapse merger or by any other cause at law) between KDVS and KDG.

KDVS means Kabel Deutschland Vertrieb und Service GmbH & Co. KG, a limited partnership (Kommanditgesellschaft) organised under the laws of Germany, having its corporate seat in Unterföhring (Landkreis München), Germany, which is registered in the commercial register (Handelsregister) at the local court (Amtsgericht) of Munich under registration number HRA 83902.

Lender means:

(a)	any Original Lender;

(b)	any Original Add-On Facility Lender; or

(c)	any person which becomes a lender after the date of this Agreement,

but only for so long as it has any outstanding commitment or participation in any loan provided under the Credit Agreement or Ancillary Outstanding or any amount is owed to it (whether actually or contingently) in its capacity as lender.

Mandated Lead Arranger means each of:

(a)	The Royal Bank of Scotland plc;

(b)	Deutsche Bank AG London;

(c)	Goldman Sachs International; and

(d)	J.P. Morgan plc.

Obligor means KDG or a Borrower.

Obligor Accession Deed means a deed of accession pursuant to which any person or entity accedes, inter alia, to the Credit Agreement as Additional Borrower.

Original Add-On Facility Lender means each of the entities listed in Schedule 5 Part 2 of this Agreement.

Original Directly Secured Lender means each of the entities listed in Schedule 6 of this Agreement.

Original Finance Party means

(a)	each Administrative Party;

(b)	each Underwriter;

(c)	each Original Directly Secured Lender; and

(d)	each Original Hedging Bank.

Original Hedging Bank means each of:

(a)	Goldman Sachs International;

(b)	Morgan Stanley Capital Services Inc.;

(c)	Société Générale;

(d)	Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A.;

(e)	The Royal Bank of Scotland plc;

(f)	BNP Paribas S.A.;

(g)	Deutsche Bank AG, London;

(h)	HSBC Bank plc;

(i)	Calyon S.A.; and

(j)	Bank of Scotland plc.

Original Lender means each of the entities listed in Schedule 5 Part 1 of this Agreement.

Orion Group means, at any time, companies or other persons directly or indirectly controlled by Escaline or any of its subsidiaries at that time.

Permitted Acquisition means any one or more acquisitions by KDVS, and following the effectiveness of the KDG Merger the surviving entity of such KDG Merger, or any of its wholly-owned Subsidiaries (except for any Unrestricted Subsidiary) of any issued voting share capital or other ownership interests in a limited liability company or limited liability partnership or of any existing business carried on as a going concern where the acquired company or partnership and each of its material Subsidiaries carries on its business, or the acquired business is carried on, principally in the Core Business in Germany provided that, inter alia, the consideration for such acquisition does not exceed, when aggregated with the considerations for each other such permitted acquisitions since the date of the Credit Agreement, Euro 800,000,000.

Pledge means each of the pledges constituted under Clause 2.2.

Pledgee means each Original Pledgee and any Future Pledgee (together the Pledgees).

Priority Agreement means the priority agreement originally dated 29 March 2004, as amended and restated pursuant to a supplemental agreement dated 27 May 2004, as further amended and restated by a supplemental agreement dated 1 July 2004 and as further amended and restated by a supplemental agreement dated 9 May 2006 made between, amongst others, KDG, KDVS, the Facility Agent and the Lenders are parties in connection with the Credit Agreement.

Request means any request for the draw down of any credit facility under the Credit Agreement by any Obligor.

Secured Claims means all present and future rights and claims (Ansprüche) (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of any of the Finance Parties against any of the Obligors under the Finance Documents, each as amended, restated, varied, supplemented, novated or extended from time to time, including, without limitation, any Joint and Several Creditor Claim, any increase of principal or interest, in each case together with all costs, charges and expenses incurred by the Finance Parties (or any of them) in connection with the protection, preservation or enforcement of their respective rights under the Finance Documents.

Security means any and all security granted to secure the Secured Claims.

Security Document means any document evidencing or creating security over any asset of any Obligor to secure any obligation of any Obligor to a Finance Party under any Finance Document referred to under (a) to (i) and (k) to (n) of the definition of “Finance Document”.

Security Trust Agreement means the agreement originally dated 12 May 2006, as amended and supplemented by a supplemental agreement in relation to certain German security documents dated on or about the date of this Agreement, between, amongst others, KDG, KDVS as security grantors, the Security Agent and the other Finance Parties pursuant to which, inter alia, the Security Agent has been appointed to act as trustee (Treuhänder) under German law in relation to any German law governed Security Document.

Subsidiary means any of:

(a)	an entity of which a person has direct or indirect control or owns directly or indirectly more than 50% of the voting capital or similar right of ownership, and control for this purpose means the power to direct the management and the policies of the entity whether through the ownership of voting capital, by contract or otherwise; or

(b)	an entity consolidated for the purpose of the financial statements of any person pursuant to the Accounting Principles.

Tele Columbus/ewt Add-On Facility Accession Agreement means the English law governed add-on facility accession agreement dated 24 October 2007 between the Security Agent, certain persons or entities as lenders, KDG and KDVS pursuant to which Facility C has been made available.

Tele Columbus/ewt SPA means the German law governed share purchase agreement dated 17/18 September 2007 (Roll of Notarial Deeds No. 1049/2007) of notary public Dr. Gerhard Limberger, having his offices in Frankfurt a.M., Germany), as amended by notarial deeds No. 1050/2007 and 1051/2007 of notary public Dr. Gerhard Limberger, Frankfurt a.M., as further amended by notarial deed no. 691/2007 of notary public Dr. Wolfgang Hauser, Frankfurt a.M., as further amended by notarial deed No. 1679/2007 of notary public Dr. Gerhard Limberger, Frankfurt a.M., as further amended by notarial deed No. 217/2007 of notary public Dr. Gerhard Limberger, Frankfurt a.M. and as amended by an amendment and substation agreement dated 18 April 2008 (A. Prot. 2008/55 of the notary public Ayesha Curmally, Basel, Switzerland) the Substitution Agreement) made between Kabel Deutschland Erste Beteiligungsgesellschaft mbH as original purchaser (now replaced by the terms of the Substitution Agreement by KDVS as new purchaser) and Tele Columbus GmbH and ewt Holding GmbH as sellers pursuant to which all shares in, inter alia, the Companies have been sold to Kabel Deutschland Erste Beteiligungsgesellschaft mbH as purchaser (now replaced by KDVS as purchaser pursuant to the terms of the Substitution Agreement).

Underwriter means each of:

(a)	The Royal Bank of Scotland plc;

(b)	Deutsche Bank AG London;

(c)	Goldman Sachs Credit Partners L.P.; and

(d)	JPMorgan Chase Bank, N.A.

Unrestricted Subsidiary means any Subsidiary of KDVS or KDG (which is not an Obligor) nominated by KDVS to the Facility Agent at any time when no Event of Default is outstanding.

TARGET Day means a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System is open for the settlement of payments in Euro.

Transfer Certificate means any transfer certificate pursuant to which any rights under the Credit Agreement shall be transferred by novation or otherwise to any new lender.

1.2	Construction

(a)	In this Agreement, unless the contrary intention appears, a reference to:

(i)	the Security Agent means the Security Agent acting as agent for and on behalf of the Pledgees unless otherwise provided herein; and

(ii)	promptly means promptly (unverzüglich) as contemplated in § 121 (1) BGB.

(b)	Where the context so admits, the singular includes the plural and vice versa.

(c)	The headings in this Agreement are for convenience only and are to be ignored in construing this Agreement.

(d)	Any reference in this Agreement to a defined document is a reference to that defined document as amended, restated, novated or supplemented from time to time.

(e)	Unless otherwise defined herein or unless the context otherwise requires, terms defined or referred to in the Credit Agreement shall have the same meaning when used herein.

(f)	In case of a conflict between the Credit Agreement and this Agreement, this Agreement shall prevail.

(g)	References to parties herein shall also be deemed to include references to their respective successors, transferees and assignees.

2.	PLEDGES

2.1	Constitution of the Pledges

(a)	The Pledgor hereby pledges as security the present and future credit balance on each of the Accounts including all interest payable thereon, together with all ancillary rights and claims associated with such Accounts to each of the Original Pledgees and to each Future Pledgee for their rateable interest.

(b)	Each of the Original Pledgees hereby accepts the Pledge. In addition, the Security Agent accepts each of the Pledges for and on behalf of each Future Pledgee hereunder as proxy without power of attorney (Vertreter ohne Vertretungsmacht). Each Future Pledgee will ratify such acceptance for itself by executing an accession agreement to the Security Trust Agreement being substantially in the form as set out in Schedule 3 to this Agreement thereby becoming a Pledgee. All Parties hereto confirm that the validity of any of the Pledges constituted hereunder shall not be affected by the Security Agent acting as proxy without power of attorney for each Future Pledgee.

2.2	Additional Security

The Pledge is in addition, and without prejudice, to any other security any and all of the Pledgees may now or hereafter hold in respect of the Secured Claims.

3.	INDEPENDENT PLEDGES

(a)	The validity and effect of each of the Pledges shall be independent from the validity and the effect of any of the other Pledges created hereunder and is in addition, and without any prejudice, to any other security which any and all of the Pledgees may now or hereafter hold in respect of the Secured Claims. Each Pledge to each of the Pledgees shall be a separate and individual pledge. Each of the Pledges shall rank pari passu to each other Pledge created hereunder.

(b)	The Parties agree that the fact that the Accounts have already been pledged pursuant to the Existing Pledge Agreement shall not in any way prejudice the creation of the Pledges under and pursuant to this Agreement, in respect of which the Parties confirm their common understanding that they rank behind (nachrangig) to any security interest constituted under the Existing Pledge Agreement as long as any security interest constituted under the Existing Pledge Agreement is in full force and effect. The Parties confirm that it is understood between them that the enforceability of the Pledges, to the extent the Pledges relate to monetary receivables, is limited by operation of law as long as it is encumbered with any security interest constituted under the Existing Pledge Agreement.

(c)	Any security interest constituted under the Existing Pledge Agreement and any other term and agreement of the Existing Pledge Agreement shall remain unaffected from the terms of and any security interest constituted under this Agreement.

4.	SECURITY PURPOSE

The Pledge is constituted in order to secure the prompt and complete satisfaction of any and all Secured Claims.

5.	THE PLEDGOR’S RIGHT

Prior to the fulfilment of the conditions set forth in Clause 6.1(a), receipt of a notice in accordance with Clause 6.1(b) and the Pledgees acting through the Security Agent giving notice to the contrary to the Account Bank, the Pledgor shall have the right to exercise all rights and powers in respect of each of the Accounts without limitation.

6.	THE PLEDGEES’ RIGHT OF REALISATION

6.1	Pledgees’ Rights

(a)	If (i) an Event of Default has occurred, (ii) the requirements set forth in §§ 1204 et seq. of the German Civil Code (Bürgerliches Gesetzbuch) with regard to the enforcement of pledges are met (Pfandreife) and (iii) the Event of Default has not been remedied within 5 Business Days following the receipt of a notification in accordance with Clause 6.1(b), the Pledgees may enforce the Pledge (or any part thereof) through the Security Agent in any way permitted under German law, in all cases notwithstanding § 1277 of the German Civil Code without any enforceable judgment or other instrument (vollstreckbarer Titel).

(b)	The Security Agent shall notify the Pledgor of the intention to realise the Pledges (or any of them) with a period of notice of no less than 5 (five) Business Days.

(c)	If the Security Agent should seek to enforce the Pledges pursuant to, and in accordance with Clause 6.1(a) above, the Pledgor shall, at his own expense, render forthwith all assistance necessary in order to facilitate the prompt exercise by the Security Agent of any other right the Pledgees may have under German law.

(d)	The Pledge will be realised to the extent necessary to satisfy in full the Secured Claims. The Pledgees shall at all times until the full and complete satisfaction of all the Secured Claims in exercising their rights under this Agreement take into consideration the legitimate interest of the Pledgor.

(e)	In derogation of § 1225 of the German Civil Code in the event of enforcement of the Pledges, no rights of the Pledgees shall pass to the Pledgor by subrogation or otherwise unless and until all of the Secured Claims have been satisfied and discharged in full. Until then, the Security Agent shall be entitled to treat all enforcement proceeds as additional collateral for the Secured Claims, notwithstanding its right to seek satisfaction from such proceeds at any time.

(f)	After the unconditional, irrevocable and full and complete satisfaction of all Secured Claims any remaining proceeds resulting from the enforcement of the Pledges (or any of them) shall be transferred to the Pledgor at the cost and expense of the Pledgor.

6.2	Collection and application of proceeds

(a)	The Security Agent will enforce the Pledges by collecting the credit balances from the Accounts as is necessary to satisfy any outstanding due Secured Claims.

(b)	The proceeds resulting from the enforcement of the Pledge shall be applied by the Security Agent towards the satisfaction of the Secured Claims in accordance with the relevant provisions of the Priority Agreement.

(c)	The Security Agent may determine which part of the Security, if applicable, shall be used to satisfy the Secured Claims.

6.3	Release of Pledged Rights

Upon full and complete satisfaction of all Secured Claims the Security Agent shall confirm to the Pledgor upon its request that the Accounts (or any of them) are released from the Pledge.

7.	UNDERTAKINGS

7.1	Payments

The Pledgor undertakes to procure that all its present and future receivables are and will be duly paid into the Accounts and that any and all of its debtors will be instructed to make payment into the Accounts.

7.2	Notification

The Pledgor hereby instructs and authorises the Security Agent to notify the Account Banks and, if necessary, any other relevant third party, of this Agreement in substantially the form set out in Schedule 3 Part 1 (in the English or the German language) hereto requesting it to acknowledge receipt of the notification and acceptance of the terms thereof to the Pledgees in substantially the form set out in Schedule 3 Part 2 (in the English or the German language) hereto.

7.3	Sole Accounts

The Pledgor warrants that it does not currently hold any other bank account than the Accounts set forth in Schedule 1 and Schedule 2 hereto and it undertakes that upon the opening of any other account in Germany or abroad after the date hereof, it will immediately notify the Security Agent.

7.4	General Business Conditions

The Pledgor undertakes to use best efforts to procure that each Account Bank subordinates, as soon as possible, any existing pledge it may hold, including, but without limitation, any pledge existing by operation of its General Business Conditions (Allgemeine Geschäftsbedingungen), to the Pledges (or any of them) so that the Pledges will rank ahead of all other pledges affecting any of the Accounts.

7.5	Notification of Account Balances

The Pledgor shall provide the Security Agent, upon the Security Agent’s reasonable request in order to permit the safeguarding of its legitimate interests, on the fifth Business Day following such request with current account statements of any Account. The Pledgor shall have the right to deliver the account statements on a readable and compatible disk, by e-mail or any other electronical communication approved by the Security Agent. The Pledgor may contact the Security Agent from time to time with a view to agreeing the necessary details.

7.6	Further Undertakings

Furthermore, the Pledgor undertakes to the Security Agent and the Pledgees:

(a)	to notify the Security Agent promptly of any event or circumstance other than interpretation of law which affects or is reasonably likely to affect the validity or enforceability of any of the Pledges;

(b)	at its own expense, to execute and do all such assurances, acts and things as the Security Agent may reasonably require:

(i)	for perfecting or protecting the security intended to be afforded by this Agreement; and

(ii)	if the Pledges have become enforceable, for facilitating the realisation of all or any part of the assets which are subject to this Agreement and the exercise of all powers, authorities and discretions vested in the Security Agent, and in particular to execute all transfers, conveyances, assignments and releases of that property whether to the Security Agent or to its nominees and give all notices, orders and directions which the Security Agent may reasonably think expedient;

(c)	without prejudice to the Pledgor’s right to withdraw sums standing to the credit of the Accounts in accordance with Clause 5, to refrain from any acts or omissions, the purpose or effect of which has a material adverse effect on the value of the Pledges constituted hereunder;

(d)	(i) to procure

(A)	the closure of the Dormant Accounts within 30 Business Days from the date hereof;

(B)	the transfer of any amounts standing to the credit to any of the Dormant Accounts to any other Account pledged to the Finance Parties under the terms of this Agreement;

and

(ii)	to promptly pledge any Dormant Account in case the closure of the respective Dormant Account has not been given effect within the period mentioned under Clause 7.6(d)(i)(A) above; and

(e)	not to encumber or otherwise dispose of the Accounts (or any of them) without the prior written consent of the Security Agent which may not be unreasonably withheld,

in each case, except as permitted under the Credit Agreement.

8.	RELEASE OF SECURITY

Even prior to the full and complete satisfaction of all Secured Claims, the Security Agent is obliged to release upon the Pledgor’s request all or part of the Security insofar as the realisable value of the Security and any other security given to the Security Agent or the other Finance Parties with respect to the Secured Claims exceeds, not only temporarily, the Secured Claims by more than 10%. The Security Agent may, at its discretion, determine which part of the Security shall be released.

9.	WAIVER OF DEFENCES

(a)	The Pledgor hereby waives its rights of revocation (Anfechtbarkeit) and set-off (Aufrechenbarkeit) it may have pursuant to §§ 1211 and 770(1) and (2) of the German Civil Code. No failure to exercise, nor any delay in exercising, on the part of the Security Agent or the Pledgees (or any of them), any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies provided hereunder are cumulative and not exclusive of any rights or remedies provided by law.

(b)	The Pledgor hereby irrevocably waives any rights which may pass to the Pledgor by subrogation or otherwise, including but not limited to, any recourse claim against any Obligor (Verzicht auf Rückgriffsansprüche) which it may obtain (i) in the event that the Pledgor repays any debt of any other Obligor under any of the Finance Documents, or (ii) in the event of enforcement of the Pledges (or any of them).

10.	INDEMNITY

10.1	Liability for Damages

Neither the Security Agent nor the Pledgees shall be liable for any loss or damage suffered by the Pledgor save in respect of such loss or damage which is suffered as a result of the gross negligence (grobe Fahrlässigkeit) or wilful misconduct (Vorsatz) of the Security Agent.

10.2	Indemnification

The Pledgor will indemnify the Security Agent and each of the Pledgees and keep the Security Agent and each of the Pledgees indemnified against any losses, actions, claims, expenses, demands and liabilities which may be incurred by or made against the Security Agent and/or each of the Pledgees as a result of any breach of the Pledgor of any of its obligations or undertakings contained herein except to the extent that such losses, actions, claims, expenses, demands or liabilities have resulted from the gross negligence (grobe Fahrlässigkeit) or wilful misconduct (Vorsatz) of the Pledgees or the Security Agent.

10.3	This Clause 10 shall survive the termination of this Agreement under Clause 11 or otherwise.

11.	DURATION AND INDEPENDENCE

11.1	Duration

This Agreement shall remain in full force and effect until the full and complete satisfaction of the Secured Claims. The Pledges shall not cease to exist, if any payments made in satisfaction of the Secured Claims have only temporarily discharged the Secured Claims.

11.2	Continuing Security

This Agreement shall create a continuing security which means that no change or amendment whatsoever in any Finance Document or in any document or agreement related thereto shall affect the validity of this Agreement.

11.3	Independence

This Agreement is independent from any other security or guarantee which may have been or will be given to the Security Agent and/or any of the other Pledgees with respect to any obligation of any of the Obligors under the Finance Documents. None of such other securities or guarantees shall prejudice, or shall be prejudiced by, or shall be merged in any way with, this Agreement.

12.	COSTS AND EXPENSES

The Pledgor must pay to each Finance Party the amount of all costs and expenses (including the costs and expenses of legal advisers) incurred by it in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

13.	PARTIAL INVALIDITY

If any provision of this Agreement or any part thereof should be or become invalid or unenforceable, this shall not affect the validity of the remaining provisions hereof. The invalid or unenforceable provision shall be replaced by that provision which best meets the intent of the replaced provision.

14.	AMENDMENTS

Changes and amendments to this Agreement, including this Clause 14, shall be made in writing.

15.	NOTICES AND THEIR LANGUAGE

15.1	Notices

Any notice or other communication under or in connection with this Agreement to the Pledgor or the Security Agent and/or the Pledges shall be in writing and shall be delivered personally, by post or facsimile and shall be sent to the address or facsimile number of the party, and for the attention of the individual, set forth in Schedule 4 hereto or such other address or facsimile number as is notified by that party for this purpose to the Security Agent from time to time.

15.2	Language

Unless otherwise agreed from time to time, any notice or other communication under or in connection with this Agreement shall be in the English language or, if in any other language, accompanied by a translation into English. In the event of any conflict between the English text and the text in any other language, the English text shall prevail.

16.	APPLICABLE LAW; JURISDICTION

16.1	Governing Law

This Agreement (including any non-contractual obligations arising out of or in connection with this Agreement) shall be governed by and construed in accordance with the laws of Germany.

16.2	Jurisdiction

The place of jurisdiction (including any non-contractual obligations arising out of or in connection with this Agreement) for both parties shall be Frankfurt am Main, Germany. The Security Agent and/or any other Finance Party, however, shall also be entitled to take legal action against the Pledgor before any other competent court of law having jurisdiction over the Pledgor or any of its assets.

SIGNATORIES

The Pledgor

KABEL DEUTSCHLAND VERTRIEB UND SERVICE GMBH & CO. KG

By:

/s/ Christian Bunsen

The Security Agent

THE ROYAL BANK OF SCOTLAND PLC

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

The other Finance Parties

COMMERZBANK AG LONDON BRANCH

By: Ms. Karen Cellarius as attorney-in-fact

/s/ Karen Cellarius

DEUTSCHE BANK AG, LONDON BRANCH

By: Mr. André Melchert as attorney-in-fact

/s/ André Melchert

WEST LB AG, LONDON BRANCH

By: Mr. Jens Gölz as attorney-in-fact

/s/ Jens Gölz

ABSALON CREDIT FUND PLC

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

ADAGIO II CLO PLC

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

ADAGIO III CLO PLC

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

AEGON LEVENSVERZEKERING NV

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

ALLIED IRISH BANKS PLC

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

ALPSTAR CLO 1 PLC

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

ALZETTE EUROPEAN CLO S.A.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

AQUILAE CLO I PLC

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

AVOCA CLO II B.V.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

AVOCA CLO III PLC

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

AVOCA CLO IV PLC

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

AVOCA CLO IX LIMITED

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

AVOCA CLO V PLC

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

AVOCA CLO VI PLC

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

AVOCA CLO VII PLC

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

AVOCA CREDIT OPPORTUNITIES PLC

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

AXIUS EUROPEAN CLO S.A.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

BABSON CAPITAL EUROPEAN SENIOR LOANS LIMITED

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

BANK OF SCOTLAND PLC

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

BARCLAYS BANK PLC

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

BNP PARIBAS S.A. PARIS

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

BOYNE VALLEY B.V.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

CADOGAN SQUARE CLO II B.V.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

CAIRN CLO I B.V.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

CAIRN CLO II B.V.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

CALYON DEUTSCHLAND

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

CELF LOAN PARTNERS B.V.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

CELF LOAN PARTNERS II PLC

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

CELF LOAN PARTNERS IV PLC

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

CELF LOAN PARTNERS V LIMITED

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

CELF LOW LEVERED PARTNERS PLC

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

CELF PARTNERSHIP LOAN FUNDING 2008-I LIMITED

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

CHEYNE CREDIT OPPORTUNITY CDO I B.V.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

CITIBANK INTERNATIONAL PLC

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

CLARE ISLAND B.V.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

CLARENVILLE CDO S.A.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

CLAVOS EURO CDO LIMITED

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

CONFLUENT I LIMITED

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

COUGAR CLO I PLC

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

COUGAR CLO II B.V.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

CREDIT SUISSE INTERNATIONAL

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

DOVER CREDIT LIMITED

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

DUCHESS I CDO S.A.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

DUCHESS III CDO S.A.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

DUCHESS IV CLO B.V.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

DUCHESS V CLO B.V.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

DUCHESS VI CLO B.V.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

DUCHESS VII CLO B.V.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

EATON VANCE CDO VII PLC

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

EATON VANCE SHORT DURATION DIVERSIFIED INCOME FUND

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

EATON VANCE CDO X PLC

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

EGRET FUNDING CLO 1 PLC

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

EUROCREDIT CDO I B.V.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

EUROCREDIT CDO III B.V.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

EUROCREDIT CDO IV PLC

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

EUROCREDIT CDO V PLC

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

EUROCREDIT CDO VI PLC

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

EUROCREDIT CDO VII PLC

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

EUROCREDIT CDO VIII LTD.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

EUROCREDIT INVESTMENT FUND 1 PLC

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

EUROCREDIT OPPERTUNITIES PARALLEL FUNDING 1 LIMITED

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

EURO-GALAXY CLO B.V.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

EURO-GALAXY II CLO B.V.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

EUROLOAN CLO I B.V.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

EUROPEAN ENHANCED LOAN FUND, S.A.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

FORTIS FLEXI III SENIOR SECURED BANK LOAN FUND MOGLIANO

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

FUGU CLO B.V.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

FUTURE FUND BOARD OF GUARDIANS

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

GE CORPORATE FINANCE BANK SAS

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

GILLESPIE CLO PLC

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

GLOBAL SENIOR LOAN INDEX FUND 1 B.V.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

GOLDENTREE CREDIT OPPORTUNITIES FINANCING I LTD.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

GOLDENTREE HIGH YIELD VALUE MASTER FUND, L.P.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

GOLDMAN SACHS CREDIT PARTNERS L.P.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

GREEN PARK CDO B.V.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

GROSVENOR PLACE CLO I B.V.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

GROSVENOR PLACE CLO II B.V.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

GROSVENOR PLACE CLO III B.V.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

GS EUROPEAN PERFORMANCE FUND LIMITED

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

HALCYON STRUCTURED ASSET MANAGEMENT CLO 2008-II B.V.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

HAMLET I LEVERAGED LOAN FUND B.V.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

HARBOURMASTER CLO 10 B.V.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

HARBOURMASTER CLO 11 B.V.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

HARBOURMASTER CLO 4 B.V.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

HARBOURMASTER CLO 5 B.V.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

HARBOURMASTER CLO 6 B.V.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

HARBOURMASTER CLO 7 B.V.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

HARBOURMASTER CLO 8 B.V.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

HARBOURMASTER CLO 9 B.V.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

HARBOURMASTER LOAN CORPORATION B.V.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

HARBOURMASTER LOAN FUNDING 2 LIMITED

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

HARBOURMASTER LOAN FUNDING LTD

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

HARBOURMASTER PRO RATA CLO 3 B.V.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

HARVEST CLO V PLC

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

HARVEST CLO II S.A.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

HARVEST CLO III PLC

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

HARVEST CLO IV PLC

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

HARVEST CLO I S.A.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

HIGHLANDER EURO CDO B.V.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

HIGHLANDER EURO CDO II B.V.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

HIGHLANDER EURO CDO III B.V.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

HIGHLANDER EURO CDO IV B.V.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

HOLLANDSCHE BANK UNIE N.V.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

HSBC BANK PLC

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

HYDE PARK CDO B.V.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

ING BANK N.V. AMSTERDAM

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

INSIGHT INVESTMENT DISCRETIONARY FUNDS ICVC, UK CORPORATE ALL MATURITIES BOND FUND

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

INSIGHT INVESTMENT DISCRETIONARY FUNDS ICVC, UK CORPORATE LONG MATURITIES BOND FUND

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

INSIGHT LDI SOLUTIONS PLUS PLC, IN RESPECT OF THE INSIGHT LOAN FUND

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

INSTITUTIONAL LOANS EUROPE PLC

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

INTERCONTINENTAL CDO S.A.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

IRON HILL CLO LIMITED

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

JPMORGAN CHASE BANK, N.A.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

JUBILEE CDO II B.V.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

JUBILEE CDO III B.V.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

JUBILEE CDO IV B.V.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

JUBILEE CDO IX B.V.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

JUBILEE CDO VII B.V.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

KBC FINANCE IRELAND

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

KÖNIGINSTRASSE I S.A.R.L

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

LAURELIN B.V.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

LAURELIN II B.V.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

LEOPARD CLO III B.V.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

LEOPARD CLO IV B.V.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

LEOPARD CLO V B.V.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

LEVERAGED FINANCE EUROPE CAPITAL I B.V.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

LEVERAGED FINANCE EUROPE CAPITAL II B.V.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

LEVERAGED FINANCE EUROPE CAPITAL III B.V.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

LEVERAGED FINANCE EUROPE CAPITAL IV B.V.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

LEVERAGESOURCE III S.À.R.L.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

LIGHTPOINT PAN-EUROPEAN CLO 2006 PLC

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

LIGHTPOINT PAN-EUROPEAN CLO 2007-1 PLC

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

M&G BROAD EUROPEAN LOAN FUND LIMITED

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

M&G DYNAMIC EUROPEAN LOAN FUND LIMITED

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

M&G EUROPEAN CORPORATE BOND FUND

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

M&G EUROPEAN HIGH YIELD BOND FUND

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

M&G EUROPEAN LOAN FUND LIMITED

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

M&G PROGRESSIVE EUROPEAN LOAN FUND LIMITED

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

M&G SECURED DEBT FUND LIMITED

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

MACQUARIE BANK LIMITED

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

MAGI FUNDING I PLC

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

MALIN CLO B.V.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

MARQUETTE US/EUROPEAN CLO PLC

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY LIMITED

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

MERCATOR CLO I PLC

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

MERRILL LYNCH INTERNATIONAL

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

METROPOLITAN LIFE INSURANCE COMPANY

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

MIZUHO CORPORATE BANK, LTD

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

MORGAN STANLEY INVESTMENT MANAGEMENT CONISTON B.V.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

MORGAN STANLEY INVESTMENT MANAGEMENT GARDA B.V.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

MORGAN STANLEY INVESTMENT MANAGEMENT MEZZANO B.V.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

MOSELLE CLO S.A.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

NASH POINT CLO

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

NATIXIS S.A.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

NEPTUNO CLO I B.V.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

NEPTUNO CLO III B.V.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

NEXUM LOANS SICAV

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

OAK HILL EUROPEAN CREDIT PARTNERS I PLC

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

OCI EURO FUND I B.V.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

PANTHER CDO III B.V.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

PANTHER CDO V B.V.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

PETRUSSE EUROPEAN CLO S.A.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

PIMCO CAYMAN EUROPEAN HIGH YIELD FUND

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

PIMCO LOAN OPPORTUNITIES FUND I L.P.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

PUMA CLO I B.V.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

QUEEN STREET CLO I B.V.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

QUEEN STREET CLO II B.V.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

RACE POINT III CLO LIMITED

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

REGENT’S PARK CDO B.V.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

RMF EURO CDO III PLC

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

RMF EURO CDO IV PLC

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

RMF EURO CDO S.A.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

RMF EURO CDO V PLC

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

SANKATY MANAGED ACCOUNT (PSERS), L.P.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

SANKATY SENIOR LOAN FUND, L.P.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

SCULPTOR HOLDINGS II S.A.R.L.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

SKELLIG ROCK B.V.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

ST. JAMES’S PARK CDO B.V.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

STATIC LOAN FUNDING 2007-I LIMITED

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

STICHTING MARS PENSIOENSFONDS

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

STICHTING PENSIOENFONDS ABP

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

STICHTING SHELL PENSIOENFONDS

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

STRAWINSKY I PLC

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

TARA HILL B.V.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

THE MARS ASSOCIATES’ RETIREMENT PLAN

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

THE PUBLIC SCHOOL RETIREMENT SYSTEM OF MISSOURI

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

THE ROYAL BANK OF SCOTLAND PLC, FRANKFURT BRANCH

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

THE ROYAL BANK OF SCOTLAND PLC

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

THE SUMITOMO TRUST AND BANKING CO., LTD

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

THESEUS EUROPEAN CLO S.A.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

TRIMAST HOLDING SARL

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

UBS LIMITED

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

UNIVERSAL CREDIT S.A. (COMPARTMENT A)

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

UNIVERSAL CREDIT S.A. (COMPARTMENT U)

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

VERSAILLES CLO M.E. I PLC

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

VIRGINIA RETIREMENT SYSTEM

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

WINDMILL CLO I LIMITED

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

WOOD STREET CLO 1 B.V.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

WOOD STREET CLO 1I B.V.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

WOOD STREET CLO II1 B.V.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

WOOD STREET CLO 1V B.V.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

WOOD STREET CLO V B.V.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

WOOD STREET CLO V1 B.V.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

XELO II P LC

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

XELO VI LIMITED

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

DEKABANK DEUTSCHE GIROZENTRALE

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

DRYDEN IX-SENIOR LOAN FUND 2005 P.L.C.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

DRYDEN X EURO CLO 2005 PLC

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

DRYDEN XIV EURO CLO 2006 PLC

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

DRYDEN XV EURO CLO 2006 PLC

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

GOLDENTREE EUROPEAN FINANCING B.V.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

NOMURA INTERNATIONAL PLC

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

BLACKROCK GLOBAL FLOATING RATE INCOME TRUST

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

BLACKROCK SENIOR INCOME SERIES V LIMITED

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

GSO DOMESTIC CAPITAL FUNDING (LUXEMBOURG) SARL

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

LEOPARD CLO I B.V.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm

LEOPARD CLO II B.V.

By: Mr. Stefan Kuhm as attorney-in-fact

/s/ Stefan Kuhm